Exhibit 4.1
INNEXUS BIOTECHNOLOGY INC.
STOCK OPTION PLAN
20% PLAN
APPROVED BY SHAREHOLDERS DECEMBER 20, 2005
APPROVED AS AMENDED BY SHAREHOLDERS MARCH 17, 2008
APPROVED BY TSX VENTURE EXCHANGE FEBRUARY 2, 2006

INNEXUS BIOTECHNOLOGY INC.
STOCK OPTION PLAN
1.	PURPOSE OF THE PLAN
The Company hereby establishes a stock option plan for directors, senior officers Employees, Management Company Employees and Consultants (as such terms are defined below) of the Company and its subsidiaries (collectively “Eligible Persons”), to be known as the “Stock Option Plan” (the “Plan”). The purpose of the Plan is to give to Eligible Persons, as additional compensation, the opportunity to participate in the success of the Company by granting to such individuals options, exercisable over periods of up to five (5) years as determined by the board of directors of the Company, to buy shares of the Company at a price not less than the Market Price prevailing on the date the option is granted.
2.	DEFINITIONS

In this Plan, the following terms shall have the following meanings:
2.1	“Associate” means an “Associate” as defined in the Exchange Policies.

2.2	“Board” means the Board of Directors of the Company.

2.3
“Change of Control” means the acquisition by any person or by any person and all Joint Actors, whether directly or indirectly, of voting securities (as defined in the Securities Act) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.

2.4	“Company” means InNexus Biotechnology Inc. and its successors.

2.5	“Consultant” means a “Consultant” as defined in the TSX Policies.

2.6	“Consultant Company” means a “Consultant Company” as defined in the TSX Policies.

2.7	“Disability” means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Optionee from:
(a)
being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries; or

(b)	acting as a director or officer of the Company or its subsidiaries.
2.8	“Distribution” means a “Distribution” as defined in the TSX Policies.

2.9	“Eligible Persons” has the meaning given to that term in paragraph 1 hereof.

2.10	“Employee” means an “Employee” as defined in the TSX Policies.
2.11	“Exchanges” means the TSX Venture Exchange and, if applicable, any other stock exchange on which the Shares are listed.

2.12	“Expiry Date” means the date set by the Board under section 3.1 of the Plan, as the last date on which an Option may be exercised.

2.13	“Grant Date” means the date specified in an Option Agreement as the date on which an Option is granted.

2.14	“Insider” means an “Insider” as defined in the TSX Policies, other than a person who is an insider solely by virtue of being a director or senior officer of a subsidiary of the Company.

2.15	“Investor Relations Activities” means “Investor Relations Activities” as defined in the TSX Policies.

2.16	“Joint Actor” means a person acting “jointly or in concert with” another person as that phrase is interpreted in section 96 of the Securities Act.

2.17	“Management Company Employee” means a “Management Company Employee” as defined in the TSX Policies.

2.18
“Market Price” of Shares at any Grant Date means the last closing price per Share on the trading day immediately preceding the day on which the Company announces the grant of the option or, if the grant is not announced, on the Grant Date, or if the Shares are not listed on any stock exchange, “Market Price” of Shares means the price per Share on the over-the-counter market determined by dividing the aggregate sale price of the Shares sold by the total number of such Shares so sold on the applicable market for the last day prior to the Grant Date.

2.19	“Option” means an option to purchase Shares granted pursuant to this Plan.

2.20	“Option Agreement” means an agreement, in the form attached hereto as Schedule “A”, whereby the Company grants to an Optionee an Option.

2.21	“Optionee” means each of the Eligible Persons granted an Option pursuant to this Plan and their heirs, executors and administrators.

2.22	“Option Price” means the price per Share specified in an Option Agreement, adjusted from time to time in accordance with the provisions of section 5.

2.23	“Option Shares” means the aggregate number of Shares which an Optionee may purchase under an Option.

2.24	“Plan” means this Stock Option Plan.

2.25
“Shares” means the common shares in the capital of the Company as constituted on the Grant Date provided that, in the event of any adjustment pursuant to section 5, “Shares” shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

2.26	“Securities Act” means the Securities Act, R.S.B.C. 1996, c.418, as amended, as at the date hereof.

2.27	“TSX Policies” means the policies included in the TSX Venture Exchange Corporate Finance Manual and “TSX Policy” means any one of them.

2.28
“Un-issued Option Shares” means the number of Shares, at a particular time, which have been reserved for issuance upon the exercise of an Option but which have not been issued, as adjusted from time to time in accordance with the provisions of section 5, such adjustments to be cumulative.

2.29	“Vested” means that an Option has become exercisable in respect of a number of Option Shares by the Optionee pursuant to the terms of the Option Agreement.
3.	GRANT OF OPTIONS
3.1
Option Terms

The Board may from time to time authorize the issue of Options to Eligible Persons of the Company and its subsidiaries. The Option Price under each Option shall be not less than the Discounted Market Price on the Grant Date. The Expiry Date for each Option shall be set by the Board at the time of issue of the Option and shall not be more than 5 years after the Grant Date. Options shall not be assignable (or transferable) by the Optionee.

3.2
Limits on Shares Issuable on Exercise of Options

The maximum number of Shares which may be issuable pursuant to options granted under the Plan shall be 10,746,923 Shares or such additional amount as may be approved from time to time by the shareholders of the Company. The number of Shares which may be issuable under the Plan and all of the Company’s other previously established or proposed share compensation arrangements, within a one-year period:

(a)	to any one Optionee, shall not exceed 5% of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis; and

(b)	to Insiders as a group shall not exceed 20% of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis.

(c)	to any one Consultant shall not exceed 2% in the aggregate of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis; and

(d)	all Eligible Persons who undertake Investor Relations Activities shall not exceed 2% in the aggregate of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis.
3.3
Option Agreements

Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. For stock options to Employees, Consultants, Consultant Companies or Management Company Employees, the Company is representing herein and in the applicable Stock Option Agreement that the Optionee is a bona fide Employee, Consultant, Consultant Company or Management Company Employee, as the case may be, of the Company or its subsidiary. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

4.	EXERCISE OF OPTION
4.1
When Options May be Exercised

Subject to sections 4.3 and 4.4, an Option may be exercised to purchase any number of Shares up to the number of Vested Un-issued Option Shares at any time after the Grant Date up to 4:00 p.m. local time on the Expiry Date and shall not be exercisable thereafter.

4.2
Manner of Exercise

The Option shall be exercisable by delivering to the Company a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share. Upon notice and payment there will be a binding contract for the issue of the Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan. Delivery of the Optionee’s cheque payable to the Company in the amount of the Option Price shall constitute payment of the Option Price unless the cheque is not honoured upon presentation in which case the Option shall not have been validly exercised.

4.3
Vesting of Option Shares

The Directors may determine and impose terms upon which each Option shall become Vested in respect of Option Shares. Provided the Company remains a Tier 2 Issuer with the Exchange, the vesting period shall be no less than 18 months.

4.4	Termination of Employment If an Optionee ceases to be a director, officer or Service Provider of the Company or one of the Company’s subsidiaries, his or her Option shall be exercisable as follows:
(a)	Death or Disability

If the Optionee ceases to be an Eligible Person, due to his or her death or Disability or, in the case of an Optionee that is a company, the death or Disability of the person who provides management or consulting services to the Company or to any entity controlled by the Company, the Option then held by the Optionee shall be exercisable to acquire Vested Un-issued Option Shares at any time up to but not after the earlier of:

(i)	365 days after the date of death or Disability; and

(ii)	the Expiry Date;
(b)	Termination For Cause

If the Optionee, or in the case of a Management Company Employee or a Consultant Company, the Optionee’s employer, ceases to be an Eligible Person as a result of termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Optionee, or, in the case of a Management Company Employee or a Consultant Company, of the Optionee’s employer, is employed or engaged; any outstanding Option held by such Optionee on the date of such termination, whether in respect of Option Shares that are Vested or not, shall be cancelled as of that date.

(c)
Early Retirement, Voluntary Resignation or Termination Other than For Cause

If the Optionee or, in the case of a Management Company Employee or a Consultant Company, the Optionee’s employer, ceases to be an Eligible Person due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company’s retirement policy then in force, or due to his or her termination by the Company other than for cause, or due to his or her voluntary resignation, the Option then held by the Optionee shall be exercisable to acquire Vested Un-issued Option Shares at any time up to but not after the earlier of the Expiry Date and the date which is 90 days (30 days if the Optionee was engaged in Investor Relations Activities) after the Optionee or, in the case of a Management Company Employee or a Consultant Company, the Optionee’s employer, ceases to be an Eligible Person.

For greater certainty, an Option that had not become Vested in respect of certain Un-issued Option Shares at the time that the relevant event referred to in this paragraph 4.4 occurred, shall not be or become vested or exercisable in respect of such Un-issued Option Shares and shall be cancelled.

4.5
Effect of a Take-Over Bid

Subject to the prior approval of the Exchange, if a bona fide offer (an “Offer”) for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon all Option Shares subject to such Option will become Vested and the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise, pursuant to the Offer. However, if:

(a)	the Offer is not completed within the time specified therein; or

(b)
all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof, then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the Optionee to the Company and reinstated as authorized but Un-issued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become Vested pursuant to paragraph 4.3 shall be reinstated. If any Option Shares are returned to the Company under this paragraph 4.5, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

4.6
Acceleration of Expiry Date

Subject to the prior approval of the Exchange, if at any time when an Option granted under the Plan remains unexercised with respect to any Un-issued Option Shares, an Offer is made by an offeror, the Directors may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of Options granted under the Plan, Vested, and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer. The Directors shall give each Optionee as much notice as possible of the acceleration of the Options under this section, except that not less than 5 business days and not more that 35 days notice is required.

4.7
Effect of a Change of Control

Subject to the prior approval of the Exchange, if a Change of Control occurs, all Option Shares subject to each outstanding Option will become Vested, whereupon such Option may be exercised in whole or in part by the Optionee.

4.8
Exclusion From Severance Allowance, Retirement Allowance or Termination Settlement

If the Optionee, or, in the case of a Management Company Employee or a Consultant Company, the Optionee’s employer, retires, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, pursuant to the Option Agreement with respect to the right to purchase Option Shares which were not Vested at that time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

4.9	Shares Not Acquired Any Un-issued Option Shares not acquired by an Optionee under an Option which has expired may be made the subject of a further Option pursuant to the provisions of the Plan.

5.	ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SHARES
5.1
Share Reorganization

Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lesser number of Shares (each of such events being herein called a “Share Reorganization”) then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option:

(a)	the Option Price will be adjusted to a price per Share which is the product of:
(i)	the Option Price in effect immediately before that effective date or record date; and

(ii)
a fraction, the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganization; and

(b)
the number of Un-issued Option Shares will be adjusted by multiplying (i) the number of Un-issued Option Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in subsection (a)(ii).

5.2	Special Distribution Subject to the prior approval of the Exchanges, whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares;
(a)	shares of the Company, other than the Shares;

(b)	evidences of indebtedness;

(c)	any cash or other assets, excluding cash dividends (other than cash dividends which the Board of Directors of the Company has determined to be outside the normal course); or

(d)	rights, options or warrants;

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, for each Option the Option Price will be reduced, and the number of Un-issued Option Shares will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Option Shares as a result of such Special Distribution.

5.3	Corporate Organization Whenever there is:
(a)	a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in sections 5.1 or 5.2;

(b)
a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities; or

(c)
a transaction whereby all or substantially all of the Company’s undertaking and assets become the property of another corporation;

(any such event being herein called a “Corporate Reorganization”) the Optionee will have an option to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such option, in lieu of the Un-issued Option Shares which he would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that he would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he had been the holder of all Un-issued Option Shares or if appropriate, as otherwise determined by the Directors.

5.4
Determination of Option Price and Number of Un-issued Option Shares

If any questions arise at any time with respect to the Option Price or number of Un-issued Option Shares deliverable upon exercise of an Option following a Share Reorganization, Special Distribution or Corporate Reorganization, such questions shall be conclusively determined by the Company’s auditor, or, if they decline to so act, any other firm of Chartered Accountants in Vancouver, British Columbia, that the Directors may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

5.5
Regulatory Approval

Any adjustment to the Option Price or the number of Un-issued Option Shares purchasable under the Plan pursuant to the operation of any one of paragraphs 5.1, 5.2 or 5.3 is subject to the approval of the Exchanges and any other governmental authority having jurisdiction.

6.	MISCELLANEOUS

6.1
Right to Employment

Neither this Plan nor any of the provisions hereof shall confer upon any Optionee any right with respect to employment or continued employment with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company to terminate such employment.

6.2
Necessary Approvals

The Plan shall be effective only upon the approval of the shareholders of the Company given by way of an ordinary resolution. Any Options granted under this Plan prior to such approval shall only be exercised upon the receipt of such approval. Disinterested shareholder approval (as required by the Exchanges) will be obtained for any reduction in the exercise price of any Option granted under this Plan if the Optionee is an Insider of the Company at the time of the proposed amendment. The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of the Exchanges and any governmental authority having jurisdiction. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any Option Price paid by an Optionee to the Company shall be immediately refunded to the Optionee by the Company.

6.3
Administration of the Plan

The Directors shall, without limitation, have full and final authority in their discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in section 5.4, the interpretation and construction of any provision of the Plan by the Directors shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

6.4
Income Taxes

As a condition of and prior to participation in the Plan any Optionee shall on request authorize the Company in writing to withhold from any remuneration otherwise payable to him or her any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan.

6.5
Amendments to the Plan

The Directors may from time to time, subject to applicable law and to the prior approval, if required, of the Exchanges or any other regulatory body having authority over the Company or the Plan, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of that Optionee. Any amendments to the Plan or options granted thereunder will be subject to the approval of the shareholders.

6.6	Form of Notice A notice given to the Company shall be in writing, signed by the Optionee and delivered to the head business office of the Company.

6.7	No representation or Warranty The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

6.8
Compliance with Applicable Law

If any provision of the Plan or any Option Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body or Exchange having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

6.9	No Assignment No Optionee may assign any of his or her rights under the Plan or any option granted thereunder.

6.10
Rights of Optionees

An Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Un-issued Option Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering).

6.11	Conflict In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of this Plan shall govern.

6.12	Governing Law The Plan and each Option Agreement issued pursuant to the Plan shall be governed by the laws of the province of British Columbia.

6.13	Time of Essence Time is of the essence of this Plan and of each Option Agreement. No extension of time will be deemed to be or to operate as a waiver of the essentiality of time.

6.14
Entire Agreement

This Plan and the Option Agreement sets out the entire agreement between the Company and the Optionees relative to the subject matter hereof and supersedes all prior agreements, undertakings and understandings, whether oral or written.

Approved by the Board of Directors as at October 17, 2005

SCHEDULE “A”
SAMPLE STOCK OPTION AGREEMENT

TO:	Effective Date:
Re: Option Agreement
You have been designated as an Eligible Person under the INNEXUS BIOTECHNOLOGY INC. Stock Option Plan, a copy of which is attached to this document (the “Plan”). All capitalised terms in this Agreement defined in the Plan shall have the same meaning herein as therein. Assuming that you become a Participant by signing this letter, the details of the Options which have been granted to you under the Plan are as follows:

Designated Number (the aggregate
number of Common Shares which you may
purchase under the Option):	number of shares

Option Price (price per Common Share):	$Exercise Price

Expiry Date:	Expiry Date

Vesting Date and Designated Quantity
(the quantity of the Designated Number of Common Shares which you may purchase each year)
Vesting Date Vesting shall take place equally on a quarterly basis over a period of 18 months from the date of grant as follows:

	Vesting Date	Designated Quantity	Balance of Options
FIRST QUARTER
SECOND QUARTER
THIRD QUARTER
FOURTH QUARTER
FIFTH QUARTER
SIXTH QUARTER
HOLD PERIOD
THE SECURITIES DELIVERABLE UPON EXERCISE OF THESE OPTIONS, may be subject to certain resale restrictions under the Securities Act and the Securities Rules thereunder and the rules of the TSX Venture Exchange, including a requirement that the Optionee hold the Securities for a period of four months plus one day from the grant date. The certificates representing the Shares which may be issued upon conversion of the Options will contain a legend denoting the restrictions on transfer imposed by the Act and the Exchange;
WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL XXXX.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

If you accept the Options and agree to participate in the Plan and be bound by and comply with the terms and conditions of the Plan which are hereby specifically incorporated by reference into this Agreement and the terms and conditions set out herein, please sign one copy of this letter and return it to the Company by close of business, XXXXX .
By signing and returning this letter to INNEXUS BIOTECHNOLOGY INC., you hereby covenant, represent, warrant and agree that:
(a)
you shall not, directly or indirectly in any manner whatsoever, sell, transfer, assign, mortgage, charge, pledge, grant a security interest in or otherwise dispose of or encumber all or any part of the Options granted to you by this Option Agreement;

(b)	you are an individual which is an Eligible Person with respect to the Corporation or a Subsidiary at the date hereof;

(c)
if you are a company, you have prepared, executed and delivered herewith a TSX-V form 4F Certification and Undertaking, a copy of which is attached hereto, which is true and correct in every material respect, for further filing by the Corporation with the TSX-V in conjunction with its seeking TSX-V approval to the Option; and

(d)
if you are a U.S. Person, you have prepared, executed and delivered herewith a supplemental Acknowledgment and Agreement for US Optionees substantially in the form provided by the Corporation, which is true and correct in every material respect.

This Option Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.
INNEXUS BIOTECHNOLOGY INC.

By:
Signatory & Position

I have read the INNEXUS BIOTECHNOLOGY INC. Stock Option Plan and agree to comply with, and agree that my participation is subject in all respect to, its terms and conditions:
SIGNED in the presence of:

SIGNATURE:
(Signature of Witness)

NAME:

(Address of Witness)	(Date)

SCHEDULE “B”
NOTICE AND AGREEMENT
OF EXERCISE OF OPTION (CASH TRANSACTION)
I, the undersigned, hereby exercise the Stock Option granted to me pursuant to an agreement dated as of                                          between INNEXUS BIOTECHNOLOGY INC. and myself (the “Stock Option Agreement”) as to                                          Common Shares of INNEXUS BIOTECHNOLOGY INC. (collectively, the “Option Shares”).
Enclosed is the full payment specified in the Stock Option Agreement.
I hereby agree to assist the Company in the filing of, and will timely file, all reports that I may be required to file under applicable securities laws.
The number of Option Shares specified above are to be issued in the following registration:

(Print Corporate Optionee’s Name)	(Optionee’s Signature)
By its authorized signatory(ies)

Optionee complete address

(Date)

SCHEDULE “C”

NOTICE AND AGREEMENT
OF EXERCISE OF OPTION (CASHLESS TRANSACTION)
I, the undersigned, hereby exercise the Stock Option granted to me pursuant to an agreement dated as of                                          between INNEXUS BIOTECHNOLOGY INC. and myself (the “Stock Option Agreement”) as to                                          Common Shares of INNEXUS BIOTECHNOLOGY INC. (collectively, the “Option Shares”).
Upon receipt of a cheque from my broker for full payment as specified in the Stock Option Agreement, I request the issuance of shares in my name and instruct the transfer agent to deliver the share certificate to my broker, at the address listed below, representing the common shares as soon as reasonably practical after receipt of the cash consideration:

Name:

Address:

Tel:

Fax:

I hereby agree to assist the Company in the filing of, and will timely file, all reports that I may be required to file under applicable securities laws.

(Print Corporate Optionee’s Name)	(Optionee’s Signature)
By its authorized signatory(ies)

Optionee complete address

(Date)

Additional Covenants, Representations and Acknowledgements
US Optionee
INNEXUS BIOTECHNOLOGY INC. (the “Corporation”)
1.	Application and Effect of Appendix
1.1
This Appendix is incorporated by reference and forms a part of the agreement (the “Option Agreement”) granting an incentive stock option (the “Option”) to the undersigned optionee (the “Optionee”) pursuant to the Stock Option Plan of the Corporation in effect as of the date of grant of the Option (the “Plan”)

1.2	The Optionee acknowledges that:
(a)	This Appendix is delivered together with and forms part of the Option Agreement and each subscription for Option Shares made upon subsequent exercise of the Option;

(b)
A copy of this Appendix is required to be signed and delivered to the Corporation together with the exercise form (“Option Exercise Form”) provided for under the Plan at the time of each exercise of the Option;

(c)	The representations, warranties and covenants of the Optionee contained herein shall be true and correct at the Date of Grant of the Option and upon each exercise thereof.
2.	Definitions and Interpretation of Appendix
2.1	Where used herein,
(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)	“Accredited Investor” has the meaning set out in Regulation D promulgated by the SEC;

(c)	“Date of Grant” means «EffectiveDate», being the effective date the Option is granted;

(d)	“Exchange” means the TSX Venture Exchange;

(e)	“Option Shares” means Common Shares issued upon exercise of the Option;

(f)	“SEC” means the United States Securities and Exchange Commission;

(g)	“State Act” means the applicable securities legislation of any political subdivision of the United States;
2.2	Any capitalized term herein which is defined in the Plan and is not otherwise expressly defined herein shall have the meaning set out in the Plan.

2.3	Where any provision herein conflicts with the terms of the Plan, the Plan shall prevail.

3.	Covenants, Representations and Warranties of Optionee
3.1	The Optionee covenants, represents and warrants that:
(a)	the Option Shares set out in any Option Exercise Form delivered herewith are being purchased as an investment and not with a view to distribution

(b)	the Optionee is either:
(i)
an Accredited Investor by virtue of the fact that the Optionee meets one or more of the items selected on the Accredited Investor Questionnaire, a duly completed and executed copy of which is delivered herewith, which is true and correct in all respects; or -

(ii)
a person who, by virtue of the Optionee’s relationship with the Corporation, and access to information pertaining to an investment in Common Shares, would not be considered to be a member of the public within the meaning of section 4(2) of the 1933 Act with respect to the offer and sale of Common Shares to the Optionee contemplated herein; or

(iii)
has provided herewith a letter from legal counsel acceptable to the Corporation confirming that, upon issuance, the Option Shares set out in the Option Exercise Form delivered herewith will either be registered or be exempt from registration under the 1933 Act and any applicable State Act.

4.	Restrictions on Resale
4.1	The Optionee acknowledges and agrees as follows:
(a)
The Option has been granted on the condition that any Option Shares which may be issued are subject to transfer restrictions may be imposed by the Corporation should the Corporation deem it necessary or appropriate to do so in order to comply with the requirements of applicable law or of any regulatory authorities having jurisdiction over the securities of the Corporation;

(b)	the Optionee is a U.S. Person and accordingly the granting and exercise of this Option may be subject to certain regulatory requirements of the SEC;

(c)
this Option has not been registered under the 1933 Act nor does the Corporation does not intend to so register it or any of the Common Shares and any Optioned Shares issuable upon exercise of the Option may only be re sold in the absence of such registration in the United States in compliance with Rule 144 and any applicable State Act or outside the United States in compliance with Regulation S promulgated by the SEC or by compliance with other applicable exemptions from the registration requirements of the 1933 Act and any applicable State Act;

(d)
a legend may (if so directed by legal counsel for the Corporation) be placed on the certificates evidencing any Optioned Shares issued upon exercise of this Option in the form attaches as schedule “A” or such other form as legal counsel for the Corporation may require, having regard to the requirements of the 1933 Act and any applicable State Act.

4.2	the Optioneee covenants and agrees that he:
(a)
will refrain from selling any Optioned Shares issuable upon exercise of this Option except pursuant to and in full compliance with the requirements of Regulation S unless the Optionee has first delivered to the Corporation a written opinion of legal counsel in form and substance acceptable to the Corporation that such transaction is exempt from the registration requirements of the 1933 Act and any applicable State Act;

(b)	will not, upon exercise of this Option, sell any of the Optioned Shares to or purchase any of them for the account of any U.S. Person other than the Optionee;

(c)	will, if he sells or intends to sell any Optioned Shares in reliance on Regulation S:
(i)	comply fully with the requirements Regulation S;

(ii)	sell or offer to sell the Optioned Shares only
(A)	outside of the United States to purchasers who are not a US Person; or

(B)	through the facilities of the Exchange in a regular brokerage transaction; and
(iii)
will, with respect to any Optioned Shares sold through the Exchange, deliver to the Corporation a copy of a broker’s representation letter, substantially in the form set out in Schedule “B” or such other form as may be required by legal counsel for the Corporation, duly executed by or on behalf of the broker dealer through whom the trade will be effected on the Exchange prior to any such sale.

Acknowledged and Agreed to as of                                         , 20                    .
OPTIONEE SIGNATURE:

(Print Corporate Optionee’s Name)	(Optionee’s Signature)
By its authorized signatory(ies)

Optionee complete address

(Date)

SCHEDULE “A”
Incentive Stock Options
(US Optionee)
INNEXUS BIOTECHNOLOGY INC.
FORM OF LEGEND
To be placed on Share Certificates
“These securities have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), and may not be offered for sale, sold or otherwise transferred, directly or indirectly, in the United States or be delivered to or for the benefit of a U.S. person (as defined in Rule 9.02 of Regulation S under the 1933 Act) unless:
(i)	such securities are duly registered under the 1933 Act and sold in accordance with the securities law of any applicable political subdivision of the United States (a “State Act”); or

(ii)
an exemption from registration under the 1933 Act is available and the requirements of any applicable State Act are met and the Company has received an opinion of legal counsel reasonably satisfactory to it to the effect such registration is not required and the sale will be in compliance with any applicable State Act; or

(iii)
the holder of such securities is not a “distributor” or an “affiliate” of either the Company or a “distributor” (as defined in the 1933 Act and Regulation S thereunder) and such securities are sold through the facilities of the TSX Venture Exchange in one or more brokerage transactions conducted in accordance with the approved procedures of the TSX Venture Exchange and without directed selling efforts or solicitations of purchasers in the United States in compliance with Rule 904 of Regulation S under the 1933 Act.

This legend may be removed upon delivery to the Company and its registrar and transfer agent of this certificate and a declaration in form satisfactory to the Company that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the 1933 Act.”

Schedule “B”
[To be completed by Broker/Dealer]

TO:	INNEXUS BIOTECHNOLOGY INC. Suite 2760 — 200 Granville Street, Vancouver, BC, V6C 1S4
Dear Sirs:

Re:	Proposed Sale of ____________ common shares of INNEXUS BIOTECHNOLOGY INC. by ____________________
In connection with the proposed sale of                                          common shares (the “Shares”) of INNEXUS BIOTECHNOLOGY INC. by                                                                                   (the “Shareholder”), the undersigned hereby confirms that the Shares will be sold only in regular brokerage transactions on the TSX Venture Exchange (the “Exchange”) in accordance with the procedures of the Exchange, the rules and regulations of the Exchange regarding the sale and resale of securities issued under transactions of the type under which the Shares were issued and subject to any required holding period in British Columbia.
The undersigned further confirms that in connection with such proposed sale it:
(i)
will do no more than execute the order to sell the Shares as agent for the Shareholder in transactions directly with a member of the Exchange and in connection therewith will not receive any more than the usual and customary broker’s commission;

(ii)
will neither solicit nor arrange for the solicitation of orders from any “U.S. Person” or in the “United States” (each as defined below) to buy such shares in anticipation of or in connection with the transaction;

(iii)	will conduct such diligent inquiry as is required in connection with the proposed sale of the Shares including:
(a)	The length of time the Shares have been held by the Shareholder for whose account they are to be sold;

(b)	The nature of the transaction in which the Shares were acquired by the Shareholder;

(c)	Whether the Shareholder intends to sell additional securities of the same class through any other means;

(d)	Whether the Shareholder has solicited or made any arrangement for the solicitation of buy orders in connection with the proposed sale of the Shares; and

(e)	Whether the Shareholder has made any payment to any other person in connection with the proposed sale of the Shares;

to confirm that the restrictions, rules, regulations and requirements of the Exchange regarding the Shares and the sale thereof have been fulfilled, and that it is not aware of circumstances indicating that the Shareholder is engaged in a transaction which is part of a distribution of such Shares in the United States or to U.S. Persons; and

(iv)	will otherwise comply with the provisions of the Exchange with respect to the sale of the Shares.
As used herein, “United States” means the United States of America, its territories and possessions, and any area subject to the jurisdiction of the United States, and “U.S. Person” means any citizen, national or resident of the United States or any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or any estate or trust that is subject to United States federal income taxation regardless of source of income.
DATED at                                          the                      day of                                          , 20  .

Name of Broker/Dealer

By:

Its: